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                                        SUBURBAN ENERGY SERVICES GROUP LLC

                                                  BALANCE SHEETS
                                                   (unaudited)

                                                          June 28,                September 28,
                                                            2003                      2002
                                                      -------------              ---------------
ASSETS
Current assets:
    Cash and cash equivalents                              $ 2,886                     $ 4,363
                                                      -------------              ---------------
            Total current assets                             2,886                       4,363
Investment in Suburban Propane Partners, L.P.            2,569,876                   1,924,003
Goodwill, net                                            3,112,560                   3,112,560
                                                      -------------              ---------------
             Total assets                              $ 5,685,322                 $ 5,040,926
                                                      =============              ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
               Total liabilities                                 -                           -
                                                      -------------              ---------------

Stockholders' equity:
      Common stock, $1 par value, 2,000
        shares issued and outstanding                        2,000                       2,000
      Additional paid in capital                         2,294,680                   3,405,108
      Retained earnings                                  3,388,642                   1,633,818
                                                      -------------              ---------------
                Total stockholders' equity               5,685,322                   5,040,926
                Total liabilities and
                  stockholders' equity                 $ 5,685,322                 $ 5,040,926
                                                      =============              ===============
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The accompanying notes are an integral part of these balance sheets.




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                       SUBURBAN ENERGY SERVICES GROUP LLC
                             NOTES TO BALANCE SHEETS
                                   (unaudited)



1.   Organization and Formation

Suburban Energy Services Group LLC (the "Company") was formed on October 26, 1998 as a limited liability company pursuant to the Delaware Limited Liability Company Act. The Company was formed to purchase the general partner interests in Suburban Propane Partners, L.P. (the "Partnership") from Suburban Propane GP, Inc. (the "Former General Partner"), a wholly-owned indirect subsidiary of Millennium Chemicals Inc., and become the successor general partner. The Company purchased a 1% general partner interest in the Partnership and a 1.0101% general partner interest in Suburban Propane, L.P., the operating partnership.

The Partnership is a publicly-traded master limited partnership whose common units are listed on the New York Stock Exchange and is engaged in the retail and wholesale marketing of propane and related appliances and services. As a result of two public offerings by the Partnership on October 17, 2000 and June 18, 2003, the Company's interest in the Partnership was reduced to .701%. The Company's interest in Suburban Propane, L.P. was not affected.

The Company acquired the general partner interests from Millennium Chemicals Inc. on May 26, 1999 for $6,000,000. The Company is owned by senior management of Suburban Propane, L.P. Each owner has contributed their pro-rata share of $2,000 as their initial capital contribution.

2.   Basis of Presentation

Accounting Period. The Company's fiscal periods end on the Saturday nearest the end of the quarter.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


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